UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 15, 2023

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.
On March 17, 2023, American Healthcare REIT, Inc. (the “Company”) issued a list of Frequently Asked Questions regarding important updates, including an updated estimated per share net asset value (“NAV”) of the Company’s Class T and Class I common stock of $31.40, and the Company’s declaration of distributions, as discussed in greater detail in Item 8.01 of this Current Report on Form 8-K below. A copy of the Frequently Asked Questions list is available on the Company’s website in the Investor Relations – Investor Communications section at https://www.AmericanHealthcareREIT.com and is attached to this Form 8-K as Exhibit 99.1 and incorporated in its entirety into this Item 7.01.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), unless it is specifically incorporated by reference therein.
Item 8.01 Other Events.
ESTIMATED PER SHARE NAV

On March 15, 2023, the Company's board of directors (the “Board”), at the recommendation of the Audit Committee of the Board (the “Committee”), which Committee is comprised solely of independent directors, unanimously approved and established an updated estimated per share NAV of the Company’s Class T and Class I common stock of $31.40. The updated estimated per share NAV is based on the estimated value of the Company’s assets, less the estimated value of the Company’s liabilities, divided by the number of shares of Class T and Class I common stock outstanding on a fully diluted basis, calculated as of December 31, 2022 (the “Valuation Date”). The Company is providing this updated estimated per share NAV to assist broker-dealers in connection with their obligations under Financial Industry Regulatory Authority (“FINRA”) Rule 2231, with respect to customer account statements. This valuation was performed in accordance with the methodology provided in Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (“IPA”) in April 2013 (the “IPA Valuation Guidelines”), in addition to guidance from the U.S. Securities and Exchange Commission (“SEC”). The Company continues to monitor the impact that the COVID-19 pandemic, inflation, prevailing interest rates and movements in capitalization rates may have on its business, residents, tenants or operating partners, and on the U.S. and global economies. Therefore, although the Company has published an updated estimated per share NAV on an annual basis, the Company may update its estimated per share NAV sooner if the Company believes that such NAV has been materially adversely impacted. The Board previously determined an estimated per share NAV of the Company’s common stock of $37.16 (or the equivalent of $9.29 per share prior to the Company’s November 15, 2022, one-for-four reverse stock split) calculated as of December 31, 2021.
Background
The Committee, pursuant to authority delegated by the Board, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the updated estimated per share NAV of the Company’s common stock, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals.

In determining the updated estimated per share NAV, the Committee and the Board considered information and analysis, including valuation materials that were provided by Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party valuation firm, and information from the Company, including the Company’s current views on the ongoing impact that the COVID-19 pandemic, inflation, prevailing interest rates and movements in capitalization rates may have on its business, residents, tenants, operators or assets. The engagement of Stanger was approved by the Committee. Stanger prepared an appraisal report (the “Appraisal Report”), summarizing key information and assumptions and provided an appraised value on 174 medical office and healthcare-related properties (the “Appraised Properties”) owned by the Company as of the Valuation Date. Stanger also prepared a net asset value report (the “NAV Report” and, together with the Appraisal Report, the “Reports”), which estimates the per share NAV of the Company’s common stock as of the Valuation Date of $31.40. The NAV Report incorporates the appraised value conclusions of the Appraisal Report and also includes Stanger’s valuation of the Company’s interest in its joint venture with respect to Trilogy REIT Holdings, LLC (“Trilogy” and with respect to the Company’s interest therein, the “Trilogy Joint Venture Interest”), Stanger’s valuation of the Company’s debt security investment (the “Debt Investment”), Stanger’s valuation of the Company’s mortgage loans, term loan and line of credit payables (the “Debt Liabilities”), Stanger's estimated value of the management company (the "Management Company"), as further described below, and Stanger’s estimate of the non-controlling interests held by joint venture partners. The NAV Report also relied upon the acquisition price of seven properties (the “Recent Acquisitions”) acquired within the three months preceding the Valuation Date, the contract terms relating to the sale of two properties (the “Pending Dispositions”), and included the value of the Company’s cash, other tangible assets and other tangible liabilities as of the Valuation Date, to calculate an estimated per share NAV of the Company’s common stock.

Upon the Committee’s receipt and review of the Reports, the Committee recommended $31.40 as the updated estimated per share NAV to the Board. Upon the Board’s receipt and review of the Reports and the recommendation of the Committee, the Board approved $31.40 as the updated estimated per share NAV of the Company’s common stock calculated as of December 31, 2022.

The table below sets forth the calculation of the Company’s estimated per share NAV as of December 31, 2022 and December 31, 2021. Amounts as of December 31, 2022 and December 31, 2021 may not be directly comparable due to in-period acquisitions, dispositions, debt financings or repayments and capital investments. Further, the 2021 value per share is before the November 15, 2022 one-for-four reverse stock split.

	Estimated Per Share NAV (Dollars in Thousands, Except Per Share Data)
	As of December 31, 2022			As of December 31, 2021
	Estimated Value	Estimated Value Per Share		Estimated Value	Estimated Value Per Share
Appraised Properties and Other Properties (a)	$2,596,087	$37.24		$2,835,905	$10.24
Trilogy Joint Venture Interest	859,574	12.33		828,180	2.99
Debt Investment	80,197	1.15		84,216	0.30
Management Company	77,900	1.12		135,000	0.49
Cash and Other Assets	63,225	0.91		68,417	0.25
Debt Liabilities	(1,375,737)	(19.73)		(1,310,781)	(4.73)
Other Liabilities	(105,073)	(1.51)		(58,520)	(0.21)
Adjustment – Non- Controlling Interests (b)	(7,169)	(0.10)		(7,729)	(0.03)
Estimated Net Asset Value (c)	$2,189,004	$31.40	(d)	$2,574,688	$9.29	(d)

Fully Diluted Shares Outstanding (in thousands)	69,712			277,040
_____________
(a)    Includes Recent Acquisitions and Pending Dispositions, which were valued at their contracted transaction prices.
(b)    Non-Controlling Interests adjustment is related to third party interests in consolidated properties, excluding Trilogy.
(c)    The December 31, 2021 estimated per share NAV of $9.29 is equivalent to $37.16 adjusted for the Company’s November 15, 2022 one-for-four reverse stock split.
(d)    Per share totals do not foot due to rounding.

NAV Methodology and Key Assumptions
In determining an updated estimated per share NAV of the Company’s common stock, the Board considered the recommendation of the Committee, the Reports provided by Stanger, and information provided by the Company. The Company’s goal in calculating an estimated per share NAV is to arrive at a value that is reasonable and supportable using what the Committee and the Board each deems to be appropriate valuation methodologies and assumptions.
FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its estimated per share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete, as well as the necessary valuation assumptions underlying the NAV determination, including discount rates, capitalization rates and interest rates. Different parties with different assumptions and estimates could derive a different estimated per share NAV, and these differences could be significant. The estimated per share NAV is not audited and does not represent the fair value of the Company’s assets less its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange. The estimated asset values may not represent current book value. The estimated value of the Appraised Properties does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and financial markets, including future developments related to the magnitude and duration of the COVID-19 pandemic, inflation, prevailing interest rates and movements in capitalization rates that may impact the Company’s business, its residents, tenants, operators and assets, which is uncertain at this time. The estimated per share NAV does not reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The estimated per share NAV also does not take into account estimated disposition costs and fees for real estate properties or interests therein.
Independent Valuation Firm

Stanger was selected by the Committee to render its Reports as further described below. Stanger is actively engaged in the business of valuing commercial real estate properties and debt investments and liabilities similar to those owned and owed by the Company. The Company engaged Stanger, with approval from the Committee, to deliver its Reports to assist in the NAV determinations calculated as of December 31, 2022 and December 31, 2021. The Company previously engaged Jones Lang Lasalle Securities, LLC (“JLLS”), an independent FINRA registered broker-dealer firm that specializes in providing valuations, capital markets, corporate finance and real estate financial services, as an appraiser to provide its estimate of the per share NAV of the Company’s Class T and Class I common stock calculated as of September 30, 2020 and December 31, 2019. Prior to the Company’s merger transaction with Griffin-American Healthcare REIT III, Inc. (“GAHR III”) and self-management transaction on October 1, 2021, Stanger was the independent valuation firm previously engaged by GAHR III to provide its estimate of the per share NAV of GAHR III’s common stock calculated as of September 30, 2020, June 30, 2019 and June 30, 2018. After the merger transaction, the Company conducted a competitive process and evaluation of the proposals of JLLS and Stanger, which resulted in the Company engaging Stanger, with approval from the Committee, to assist in the estimated per share NAV determination as of December 31, 2021. There is no change with respect to the reliability of the estimates provided by JLLS calculated as of September 30, 2020 and December 31, 2019.

For the preparation of the Valuation Report, the Company paid Stanger a customary fee for a service of this nature, no part of which was contingent relating to the provision of services or specific findings. In addition, the Company has agreed to indemnify Stanger against certain liabilities arising out of this engagement. Stanger or its affiliates may from time to time in the future perform similar or other services for the Company or its affiliates. The compensation the Company paid to Stanger related to the valuation is based on the scope of work and not on the appraised values of the Appraised Properties or the estimated per share NAV of the Company. Stanger was engaged in September 2022 to value the PropCo and OpCo interests in Trilogy as of December 31, 2021, in November 2021 to determine the NAV of the Company as of December 31, 2021, and in December 2020 to provide financial advisory services to the special committee of GAHR III in connection with its review of strategic alternatives. In all cases above, Stanger was paid usual and customary financial advisory and/or valuation fees, no part of which was contingent upon or relating to the provision of services or specific findings. While the Company or its affiliates may have engaged, or in the future may engage, Stanger or its affiliates for services of various kinds, the Company believes that there are no material conflicts of interest with respect to its engagement of Stanger. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, the real estate appraisal industry standards created by The Appraisal Foundation. The Appraisal Report was reviewed, approved and signed by individuals with the professional designation of Member Appraisal Institute licensed in the state where each real property is located. The use of the Appraisal Report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing its Reports, Stanger did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.

Stanger collected reasonably available material information that it deemed relevant in appraising the Company’s Appraised Properties, estimating the value of the Trilogy Joint Venture Interest, Debt Investment, Debt Liabilities and Management Company and estimating the per share NAV of the Company’s common stock. Stanger relied in part on information provided by the Company, including, but not limited to: (i) historical financial statements of the Company and Trilogy and certain subsidiaries of each; (ii) property historical and projected operating revenues, expenses, earnings and occupancy; (iii) property lease agreements and/or lease abstracts; (iv) lease purchase option agreements or summaries; (v) historical and projected earnings of the Ancillary Businesses (as defined below); (vi) information on the Recent Acquisitions and Pending Dispositions; (vii) loan agreements, collateral information and amortization schedules; (viii) COVID-19’s impact on historical occupancy, property earnings and leasing; and (ix) information regarding recent or planned capital expenditures. In conducting its investigation and analyses, Stanger took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although Stanger reviewed information supplied or otherwise made available by the Company, it assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and did not independently verify any such information. Stanger has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Stanger were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management and/or the Board. Stanger relied on the Company to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of their review.

Although Stanger considered comments received from the Company during the valuation process, the final appraised values of the Company’s Appraised Properties and the value estimate of the Trilogy Joint Venture Interest, Debt Investment, Debt Liabilities and Management Company were determined by Stanger. The Reports are addressed to the Company for the use of the Committee to assist it in calculating and recommending to the Board an updated estimated per share NAV of the Company’s common stock. The Reports are not addressed to the public, may not be relied upon by any other person to establish an estimated per share NAV of the Company’s common stock and do not constitute a recommendation to any person to purchase or sell any shares of the Company’s common stock.

The opinions of value expressed in the appraisals prepared by Stanger are based on estimates and forecasts that are prospective in nature. Due to the COVID-19 pandemic, inflation, prevailing interest rates and movements in capitalization rates, there is risk and uncertainty in the financial markets. Although Stanger is of the opinion that its findings are reasonable based on available evidence, Stanger is not responsible for the effects of future occurrences that cannot be reasonably foreseen or accurately determined at this time. The COVID-19 pandemic and inflation are expected to continue to disrupt financial markets, which may have an impact on the assumptions in the Reports and could negatively impact values, including assumed discount rates, capitalization rates and interest rates. The extent of this impact is unknown at this time.
Valuation Methodology
Valuation of Appraised Properties
To estimate the value of the Appraised Properties, Stanger has performed a site visit and conducted an appraisal for the 174 Appraised Properties, consisting of medical office properties, triple-net leased hospitals, triple-net leased skilled nursing facilities, triple-net leased senior housing properties, senior housing properties operated utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) and several land parcels adjacent to one of the Company’s medical office properties. In determining its value opinion of each Appraised Property, Stanger utilized all information that it deemed relevant, including information from the Company and its own data sources, including trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisals of the Appraised Properties, and pursuant to its engagement, Stanger utilized the income approach to valuation (other than for the land parcels), specifically a direct capitalization analysis and/or discounted cash flow (“DCF”) analysis for the medical office properties, triple-net leased hospitals and the RIDEA senior housing facilities (“SHOP”), and a direct capitalization analysis for the triple-net leased skilled nursing facilities and triple-net leased senior housing facilities. The direct capitalization analysis was performed by applying a market capitalization rate for each applicable Appraised Property to the estimated stabilized forward-year annual net operating income at each such property. In selecting each capitalization rate, Stanger considered, among other factors, prevailing capitalization rates in the applicable property sector, the property’s location, age and condition, the property’s operating trends, the anticipated year of stabilization and, for triple-net leased properties, the lease coverage ratios and other unique property factors. In applying the DCF analysis, a market discount rate and terminal capitalization rate was applied to multi-year property projections which considered, among other things, the leases encumbering the properties, market conditions with respect to lease-up or releasing and property historical and projected operating trends. As applicable, Stanger adjusted the capitalized value of each Appraised Property for any excess or surplus land, deferred maintenance or capital needs, lease-up costs and estimated non-recurring COVID-19 related expenses to estimate the “as-is” value of each Appraised Property. Stanger then adjusted the “as-is” property values, as appropriate, for the Company’s allocable ownership interest in the Appraised Properties to account for the interests of any third-party investment partners, including any priority distributions. In providing an opinion of the value for the land parcels owned by the Company, actual and/or proposed land sale transactions were identified in each property's market or region and adjusted to reflect, as appropriate: (i) the property rights conveyed in such transaction; (ii) any extraordinary, special or non-market financing or credits provided by the seller or others which may have influenced the sale price; (iii) adjustments for non-arms-length sale transactions; (iv) improvements or deterioration of market conditions from the reported land sale date; (v) adjustments for listing status versus a consummated sale; (vi) location factors such as area demographics, traffic exposure and access; (vii) zoning factors; (viii) land size; and (ix) other factors deemed appropriate. An index of value (price per square foot) for each land parcel from the land sale comparable was derived and the appropriate index was applied to the Company’s land and surplus land parcels. For those Appraised Properties located in the United Kingdom, Stanger utilized the foreign exchange rate as of the Valuation Date to reflect the value of these properties in U.S. Dollars. Stanger’s Appraisal Report was certified by an appraiser licensed in the state in which the Appraised Properties were located. As of the Valuation Date, the aggregate estimated value of the Appraised Properties was approximately $2.5 billion.

The following summarizes the key assumptions that were used in the DCF analyses to arrive at the value of the Appraised Properties as of December 31, 2022:

	Range		Weighted Average (a)
	Minimum	Maximum
Medical Office Properties
Discount Rate	6.00%	9.00%	6.97%
Terminal Capitalization Rate	5.25%	7.75%	6.30%
Direct Capitalization Rate	5.25%	8.00%	6.30%

Triple-Net Leased Skilled Nursing
Direct Capitalization Rate	7.50%	11.00%	9.51%

Triple-Net Leased Senior Housing
Direct Capitalization Rate	8.00%	11.25%	9.48%

SHOP
Discount Rate	8.50%	10.00%	9.08%
Terminal Capitalization Rate	7.00%	8.75%	7.71%
Direct Capitalization Rate	N/A	N/A	N/A
_____________
(a)Weighted by stabilized net operating income.
Valuation of Trilogy Joint Venture Interest
Trilogy includes both a healthcare real estate portfolio comprised of 125 properties (121 operational senior housing/healthcare campuses that provide skilled nursing, assisted living, independent living, adult day care, and memory care services (of which two are held in an unconsolidated joint venture), one medical office property, one mixed use healthcare property and two communities under development), and ancillary businesses comprised of pharmacy and therapy businesses (the “Ancillary Businesses”, and together with the Trilogy healthcare real estate portfolio, the “Trilogy Assets”). As part of its valuation, Stanger valued the Trilogy healthcare portfolio, for those properties that were currently operational, utilizing the income approach, specifically a direct capitalization analysis and/or a DCF analysis, similar to the process described above in “Valuation of Appraised Properties”. Adjustments to the campus values were made to deduct lease-up costs for those campuses in lease-up or not currently operating at stabilized levels and add development costs, including carry costs, incurred through the Valuation Date for campuses with in-process development, expansion or conversion projects, where such project’s effect was not factored into the campus earnings that were capitalized. The Ancillary Businesses were also valued utilizing a direct capitalization analysis applied to 2023 estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) after a review of historical and projected revenue and EBITDA of each ancillary business and a review of observed multiples in both precedent acquisitions and publicly traded companies in similar lines of business to the Ancillary Businesses, taking into account the size of Ancillary Businesses and customer concentration. The capitalized value of the Ancillary Businesses was then adjusted for the capitalized value of one unconsolidated pharmacy joint venture and the investment value in one wholly owned subsidiary.
From the aggregate gross value of the Trilogy Assets, Stanger added or subtracted, as appropriate, outstanding borrowings based on their fair market value determined by Stanger, the value held by third-party landlords that lease assets to Trilogy, as determined by Stanger utilizing a direct capitalization analysis and/or, a DCF analysis, the value of in-the-money purchase options held by Trilogy on such properties, the equity value held by non-Trilogy parties in unconsolidated joint ventures and other tangible assets and liabilities deemed appropriate as included on the balance sheets provided by the Company to derive an estimated equity value of Trilogy. Stanger then applied the terms of the Trilogy joint venture agreement, including any distribution priorities and factoring in the value of common units and profits interests owned by current and former management, to its Trilogy equity value estimate to establish the value of the Trilogy Joint Venture Interest. As of the Valuation Date, Stanger’s estimate of the value of the Trilogy Assets (after adjustment for third-party landlord interests, purchase options and projected capital improvements) and Trilogy Joint Venture Interest was approximately $2.2 billion and $860 million, respectively.

The following summarizes the key assumptions that were used in the direct capitalization and DCF analyses to arrive at Stanger’s estimated value of the Trilogy Assets that were utilized in the determination of the Trilogy Joint Venture Interest value:

	Range		Weighted Average
	Minimum	Maximum

Healthcare Properties (a)
Discount Rate	10.50%	17.25%	12.16%
Terminal Capitalization Rate	7.50%	12.25%	9.81%
Direct Capitalization Rate (b)	7.00%	12.75%	9.52%

Ancillary Businesses
Direct Capitalization Rate (c)	13.61%	15.87%	15.05%
_____________
(a)Rates for healthcare properties exclude properties that were not valued on a direct capitalization and/or DCF basis, as applicable.
(b)For certain properties, direct capitalization rates applied may equal or exceed terminal capitalization rates used in the DCF analysis due to the application of the direct capitalization rate to future year stabilized earnings. As a result, the spread between the Terminal Capitalization Rate (utilized in the DCF) and Direct Capitalization Rate shown above is not directly comparable.
(c)An EBITDA valuation multiple of 9.0x to 10.5x was utilized in the valuation of the Ancillary Businesses. The capitalization rates cited above are the inverse of the multiple utilized.

Valuation of Debt Investment and Debt Liabilities
The estimated value of the Debt Investment and Debt Liabilities was determined by Stanger for each Debt Investment and Debt Liability by applying a DCF analysis over the projected remaining term of the investment or liability. The cash flows used in the DCF analysis were based on the investment’s or loan’s contractual agreement and corresponding interest and principal payments. The expected cash flow was then discounted at an interest rate that Stanger deemed appropriate based on what Stanger determined a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account items such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position, prepayment provisions and other factors deemed relevant, as available. The discount rate used by Stanger for the Debt Investment was 10.75%. The range of discount rates used by Stanger for the Debt Liabilities was approximately 2.6% to 8.5% and the weighted average discount rate was approximately 5.3%.
Management Company
To derive the estimated value of the Management Company, Stanger estimated the market value associated with the Company’s asset management and property management contracts (the “Management Contracts”) with the Company using a comparable transactions analysis. Stanger reviewed management’s projected fee income from the Management Contracts and the associated expenses to support such activities to derive an EBITDA projection for the 12-month period (the “Projected EBITDA”) following the Valuation Date. Stanger then applied an EBITDA multiple to the Projected EBITDA to derive an estimated value associated with the Management Contracts.
Cash, Other Assets and Other Liabilities

To derive the updated estimated per share NAV, Stanger added the Recent Acquisitions, Pending Dispositions and the Company’s other tangible assets and liabilities (excluding those related to Trilogy, which were included in the Trilogy Joint Venture Interest valuation) from the Company’s December 31, 2022 balance sheet, to its estimated value of the Appraised Properties, Trilogy Joint Venture Interest, Debt Investment, Debt Liabilities and Management Company. The carrying value of the Company’s other tangible assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities, deferred financing costs, unamortized lease commissions, and unamortized lease incentives, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments or liabilities.

The Board’s Determination of the Updated Estimated Per Share NAV
On March 14, 2023, Stanger delivered its final Reports to the Committee. The Committee was given an opportunity to confer with Stanger regarding the methodologies and assumptions used therein. In consideration of the factors described above, the Committee then recommended that the Board establish $31.40 as the updated estimated per share NAV of the Company’s Class T and Class I common stock. The Board is ultimately and solely responsible for the establishment of the estimated per share NAV of the Company’s common stock. In arriving at its determination of the updated estimated per share NAV, the Board considered all information provided in light of its own familiarity with the Company’s assets and unanimously approved the updated estimated value recommended by the Committee, or an updated estimated per share NAV of $31.40, on March 15, 2023.
Sensitivity Analysis
Changes to the key assumptions used to arrive at the updated estimated per share NAV, including the capitalization rates and discount rates used to value the Appraised Properties, Trilogy Assets, Debt Investment and Debt Liabilities, could have a significant impact on the underlying value of the Company’s assets. The following table presents the impact on the estimated per share NAV of the Company’s common stock resulting from a 5.0% increase and decrease to the discount rates and terminal capitalization rates for those Appraised Properties and the Trilogy Assets for which the value conclusion was determined solely, or in part, based upon a DCF analyses, the direct capitalization rates for those Appraised Properties and the Trilogy Assets where the value of which was determined solely or in-part based upon a direct capitalization analysis, and the market interest rate for the Debt Investment and Debt Liabilities:

	Range of Value
	Low	Concluded	High

Estimated Per Share Net Asset Value	$28.33	$31.40	$34.84
Weighted Average Discount Rate (Appraised Properties)	7.86%	7.48%	7.11%
Weighted Average Terminal Capitalization Rate (Appraised Properties)	6.97%	6.64%	6.31%
Weighted Average Capitalization Rate (Appraised Properties) (a)	7.21%	6.87%	6.52%
Weighted Average Discount Rate (Trilogy)	12.77%	12.16%	11.55%
Weighted Average Terminal Capitalization Rate (Trilogy)	10.30%	9.81%	9.32%
Weighted Average Capitalization Rate (Trilogy)	9.99%	9.52%	9.04%
Weighted Average Capitalization Rate (Trilogy Ancillary Businesses)	15.81%	15.05%	14.30%
Weighted Average Discount Rate (Debt Investment)	11.29%	10.75%	10.21%
Weighted Average Discount Rate (Debt Liabilities)	4.82%	5.07%	5.33%
_____________
(a)Capitalization rates were applied to the stabilized earnings year which may not be the forward 12 months. As a result, the spread between the weighted average terminal capitalization rate and weighted average capitalization rate shown above is not directly comparable.

The following table presents the impact on the estimated per share NAV of the Company’s common stock resulting from a 5.0% increase and decrease to discount rates and terminal capitalization rates for those Appraised Properties and the Trilogy Assets for which the value conclusion was determined in part upon a DCF analyses and the direct capitalization rates for those Appraised Properties and the Trilogy Assets, and the market interest rate for the Debt Investment and Debt Liabilities:

	Range of Value
	Low	Concluded	High

Appraised Properties	$29.66	$31.40	$33.23
Trilogy Assets (a)	$30.28	$31.40	$32.64
Debt Investment and Debt Liabilities	$31.18	$31.40	$31.78
Total	$28.33	$31.40	$34.84
_____________
(a)Includes the impact from the change in capitalization rates and discount rates of the Trilogy Assets on third-party landlord interests, purchase option values and third-party equity interests in the Trilogy Assets.

Limitations and Risks of Estimated Per Share NAV
As with any valuation, the methodologies used by the Board to determine the updated estimated per share NAV are based upon a number of estimates, assumptions, judgments and opinions that may prove later to be inaccurate or incomplete. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the per share NAV of the Company’s common stock.
Although the Board relied on estimated values of the Company’s assets and liabilities in establishing the updated estimated per share NAV, the updated estimated per share NAV may bear no relationship to the Company’s book value as determined by GAAP, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments. In addition, the updated estimated per share NAV may not represent the price at which the shares of the Company’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of the Company or the amount a stockholder would realize in a private sale of shares.
Furthermore, in reaching an updated estimated per share NAV of the Company’s shares, the Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company or a sale of the Company’s portfolio, were not included in the Board’s updated estimate of the per share NAV of the Company’s shares.
The estimated value of the Company’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, particularly healthcare-related real estate (including, but not limited to, changes to real estate values as a result of the ongoing COVID-19 pandemic and inflation), changes in market interest rates for real estate debt, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the healthcare industry, demographic changes, returns on competing investments, changes in the amount of distributions on the Company’s common stock, repurchases of the Company’s common stock, the proceeds obtained for any common stock or other transactions, local and national economic factors and the factors specified in Part I, Item 1A, Risk Factors, of the Company’s most recent Annual Report on Form 10-K and in the Company’s other periodic reports as filed with the SEC. There is no assurance that the methodologies used to establish the updated estimated per share NAV would be acceptable to FINRA or in compliance with Employee Retirement Income Security Act guidelines with respect to their reporting requirements.

DISTRIBUTION CHANGE AND DECLARATION
In order to preserve the Company’s liquidity, better align distributions with available cash flows and position the Company to achieve its long-term strategic goals, on March 15, 2023, the Board authorized a reduced quarterly distribution from $0.40 per share to $0.25 per share to the Company’s Class T and Class I common stockholders of record as of the close of business on April 4, 2023 for the quarter commencing January 1, 2023 to March 31, 2023. The quarterly distribution will be paid on or about April 18, 2023 and represents an annualized distribution rate of $1.00 per share. As the Company previously reported in its Current Report on Form 8-K filed with the SEC on November 16, 2022, the Board approved the suspension of the Company's distribution reinvestment plan beginning with distributions declared for the quarter ending December 31, 2022. As a result of the suspension, the first quarter 2023 distribution will be paid in cash, only from legally available funds.

Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to the updated estimated per share NAV of the Company’s common stock, the effects of the COVID-19 pandemic; any changes to the Company’s distribution policy; the Company’s expectations regarding its future operations and long-term financial prospects, inflationary pressures and interest rate increases. Stanger relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Stanger’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “believes,” “expects,” “will,” “should,” “projects,” “intends,” “estimates,” or the negative version of these words or other comparable words. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in the Securities Act and Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company’s management, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation:(i) the Company’s strength and financial condition and uncertainties relating to the financial strength of its current and future real estate investments;(ii) uncertainties relating to the Company’s ability to successfully pursue its strategic plan;(iii) changes in economic conditions generally, including rising inflation, and the real estate market specifically; (iv) the continuing adverse effects of the COVID-19 pandemic, including its effects on the healthcare industry, senior housing and skilled nursing facilities and the economy in general;(v) legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts;(vi) uncertainties about whether and when interest rates will continue to increase;(vii) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due;(viii) competition in the real estate industry;(ix) uncertainties regarding changes in the IPA Guidelines;and (x) any of the other risks included in the Company’s periodic reports as filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this Current Report on Form 8-K. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s updated estimated per share NAV.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	American Healthcare REIT, Inc. Frequently Asked Questions dated March 17, 2023
99.2	Consent of Robert A. Stanger & Co., Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
March 17, 2023
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President